Exhibit 99.1
Ambac Reports Third Quarter 2021 Results
NEW YORK, NY, November 8, 2021 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported net income attributable to common stockholders of $17 million or $0.35(1) per diluted share and adjusted income(2) of $25 million or $0.53 per diluted share for the quarter ended September 30, 2021. This compares to a net loss attributable to common stockholders of $29 million or $0.63 per diluted share and an adjusted loss of $13 million or $0.30 per diluted share in the second quarter of 2021. Book value per share decreased $0.10 to $22.91 and adjusted book value per share(2) decreased $0.20 to $19.05 from June 30, 2021, to September 30, 2021.
Results for the third quarter, as compared to the second quarter of 2021, were primarily driven by an increased benefit from loss and loss expenses, interest rate derivative gains compared to a loss in the second quarter of 2021, and a lower provision for income taxes partially offset by lower net investment income.
Claude LeBlanc, President and Chief Executive Officer, stated, “I am pleased with our results for the third quarter, which were positively impacted by our active de-risking and favorable development in both our insured structured finance and public finance portfolios." Mr. LeBlanc continued, "We have also made significant progress this quarter with other key strategic priorities, including the further rationalization of our capital structure via the refinancing of our secured notes and the advancement of our specialty property and casualty program insurance strategy, measured by the addition of new programs, the acquisition of an admitted property and casualty shell company, license expansions at Everspan Group, active diligence of potential Pillar II opportunities and AFG's investment in several synergistic Pillar III opportunities."

Ambac's Third Quarter 2021 Summary Results
			Better (Worse)
($ in millions, except per share data)	3Q2021	2Q2021	Amount	Percent
Net premiums earned	$11	$11	$—	—%
Net investment income	21	42	(20)	(49)%
Net realized investment gains (losses)	3	(2)	5	316%
Net gains (losses) on derivative contracts	5	(11)	16	143%
Losses and loss expenses (benefit)	(55)	(26)	30	115%
Operating expenses	32	28	(4)	(13)%
Interest expense	44	50	6	13%
Intangible amortization	11	14	3	19%
Provision for income taxes	2	11	8	78%
Net income (loss) attributable to Common Stockholders	17	(29)	45	159%
Net income (loss) per diluted share[1]	$0.35	$(0.63)	$0.98	156%
Adjusted earnings (loss) [2]	25	(13)	39	291%
Adjusted earnings (loss) per diluted share [2]	$0.53	$(0.30)	$0.83	277%
Total Ambac Financial Group, Inc. stockholders' equity	1,061	1,063	(3)	—%
Total Ambac Financial Group, Inc. stockholders' equity per share	$22.91	$23.01	$(0.10)	—%
Adjusted book value [2]	882	889	(8)	(1)%
Adjusted book value per share [2]	$19.05	$19.25	$(0.20)	(1)%
Weighted-average diluted shares outstanding (in millions)	47	47	—	(1)%
(1) Per Diluted share includes the impact of adjusting the Xchange related noncontrolling interest to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Net Premiums Earned
During the third quarter of 2021, net premiums earned of $11 million were relatively unchanged from the second quarter of 2021. Normal premiums earned declined slightly during the quarter as the financial guarantee insured portfolio continued to reduce, countered by a modest increase in accelerated premiums related to de-risking activity. Net earned premium from Everspan continued to grow, but remained modest.
Net Investment Income and Net Realized Investment Gains
Net investment income for the third quarter of 2021 was $21 million compared to $42 million for the second quarter of 2021.
Net investment income on available-for-sale securities in the third quarter of 2021 declined to $15 million compared to $22 million in the second quarter of 2021. The decline was a result of lost investment income on secured notes issued by Ambac LSNI which were redeemed in July 2021.
Gains on pooled investment funds were $6 million compared to $20 million for the second quarter of 2021. Third quarter 2021 pooled fund results reflected losses on equity and emerging market debt funds and lower returns on hedge funds compared to the second quarter of 2021.
Net realized investment gains were $3 million for the third quarter of 2021 compared to losses of $2 million for the second quarter of 2021, primarily related to foreign exchange in both quarters.
Losses and Loss Expenses (Benefit) and Loss Reserves
Losses and loss expenses ("Insured Losses") for the third quarter of 2021 were a benefit of $55 million, compared to a benefit of $26 million for the second quarter of 2021.
The following table provides Insured Losses (Benefit) by category for the three-month periods ended September 30, 2021 and June 30, 2021:

	Three Months Ended
($ in millions)	September 30, 2021	June 30, 2021
Structured finance	$(21)	$(16)
Domestic public finance	(30)	(11)
Other	(4)	1
Total losses and loss expenses (benefit)	$(55)	$(26)

The third quarter structured finance benefit of $21 million reflected improved credit dynamics and higher expected recoveries in RMBS, partially offset by lower estimated representation and warranty subrogation receivables and higher litigation costs. The structured finance benefit for the second quarter of $16 million reflected improved credit factors and the positive impact of lower interest rates on excess spread in the insured RMBS portfolio, partially offset by the negative impact of lower discount rates and incremental loss expense costs.
The third quarter domestic public finance benefit of $30 million was primarily driven by refinements to Ambac Assurance Corporation's ("AAC's") Puerto Rico reserves and certain other public finance credits, partially offset by higher loss expense costs. The second quarter 2021 domestic public finance benefit of $11 million was related to general credit improvements in the insured public finance portfolio, particularly with regards to a few specific credits, partially offset by higher loss expense costs. The impact of the Puerto Rico plan support agreements signed by AAC through July 27, 2021, were reflected in second and third quarter public finance reserves.
Loss and loss expense reserves (gross of reinsurance) were $(549) million at September 30, 2021, and $(456) million at June 30, 2021, which were net of $1.731 billion and $1.741 billion, respectively, of estimated subrogation recoveries related to AAC's pursuit of legal remedies to seek redress for breaches of RMBS representations and warranties.

The following table provides loss and loss expense reserves (gross of reinsurance) by category at September 30, 2021, and June 30, 2021:

($ in millions)	September 30, 2021	June 30, 2021
Structured finance	$(1,217)	$(1,211)
Domestic public finance	606	682
Other	16	21
Loss expenses	46	52
Total loss and loss expense reserves	$(549)	$(456)
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $5 million for the third quarter of 2021 compared to losses of $11 million for the second quarter of 2021 were driven by higher forward interest rates in the third quarter. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios. Lower counterparty credit adjustments on uncollateralized derivative assets also contributed to the gain in the third quarter, while credit adjustments increased in the second quarter of 2021.
Other Income
Other income, which includes gross commission revenues earned by Xchange, was $8 million for the third quarter of 2021 compared to $7 million for the second quarter of 2021.
Expenses
Operating expenses for the third quarter of 2021 were $32 million compared to $28 million in the second quarter of 2021. The increase in operating expenses was mostly driven by higher variable compensation, severance costs and strategic advisor fees.
Interest expense of $44 million in the third quarter of 2021, decreased $6 million from $50 million in the second quarter of 2021. The decrease was primarily due to the July 2021 secured note refinancing.
Taxes
The provision for income taxes decreased to $2 million in the third quarter of 2021 compared to $11 million in the second quarter of 2021. The $11 million second quarter tax expense related to a higher provision for deferred taxes resulting from the UK enactment of a tax rate increase from 19% to 25% effective April 1, 2023.
Total Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at September 30, 2021, was $1.06 billion, or $22.91 per share compared to $1.06 billion or $23.01 per share as of June 30, 2021. The slight decrease was primarily due to the impact of foreign currency translation losses of $19 million and unrealized investment losses of $4 million, partially offset by net income of $17 million.
Financial Guarantee Insured Portfolio
Financial guarantee insured net par outstanding declined 5.6% during the quarter ended September 30, 2021, to $28.5 billion from $30.2 billion at June 30, 2021, due to active de-risking, including the impact of a $553 million quota share reinsurance transaction, and natural runoff.
Adversely Classified and Watch List Credits decreased in the third quarter of 2021 by $0.6 billion or 5.5% to $10.5 billion at September 30, 2021, from $11.1 billion at June 30, 2021, due to de-risking activity and natural runoff.

Details of financial guarantee insurance portfolio are highlighted in the below table.

Net Par Outstanding	September 30, 2021	June 30, 2021
By Sector:
Domestic public finance	45%	44%
Structured Finance	18%	19%
International	37%	37%
By Financial Guarantor:
Ambac Assurance	64%	66%
Ambac UK	36%	34%

Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports two non-GAAP financial measures: adjusted earnings and adjusted book value. The most directly comparable GAAP measures are net income attributable to common stockholders for adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for adjusted book value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted earnings and adjusted book value are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments; which is subject to change.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Adjusted Earnings (Loss). Adjusted earnings (loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Non-credit impairment fair value (gain) loss on credit derivatives: Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are affected by, and in part fluctuate with changes in market factors such as interest rates and credit spreads, including the market’s perception of Ambac’s credit risk (“Ambac CVA”), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules.
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.

Adjusted earnings were $25 million, or $0.53 per diluted share, for the third quarter 2021 as compared to an adjusted loss of $13 million, or $0.30 per diluted share, for the second quarter of 2021.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, adjusted earnings (loss), for the three-month periods ended September 30, 2021, and June 30, 2021, respectively:

	Three Months Ended
	September 30, 2021		June 30, 2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share
Net income (loss) attributable to common stockholders	$17	$0.35	$(29)	$(0.63)
Adjustments:
Insurance intangible amortization	10	0.22	13	0.28
Foreign exchange (gains) losses	(2)	(0.04)	2	0.05
Adjusted Earnings (loss)	$25	$0.53	$(13)	$(0.30)
Weighted-average diluted shares outstanding (in millions)		47.0		46.6
1 Per Diluted share includes the impact of adjusting the Xchange related noncontrolling interest to current redemption value
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in adjusted book value when realized.
Adjusted book value was $882 million, or $19.05 per share, at September 30, 2021, as compared to $889 million, or $19.25 per share, at June 30, 2021. The decrease in adjusted book value for the third quarter of 2021 was primarily attributable to foreign exchange translation losses and premiums ceded under a reinsurance transaction partially offset by adjusted earnings (net of earned premium).

The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	September 30, 2021		June 30, 2021
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity (Deficit)	$1,061	$22.91	$1,063	$23.01
Adjustments:
Non-credit impairment fair value losses on credit derivatives	—	0.01	—	0.01
Insurance intangible asset	(330)	(7.14)	(343)	(7.42)
Net unearned premiums and fees in excess of expected losses	315	6.81	337	7.29
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(164)	(3.54)	(168)	(3.64)
Adjusted book value	$882	$19.05	$889	$19.25
Shares outstanding (in millions)		46.3		46.2
Earnings Call and Webcast
On November 9, 2021 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's third quarter 2021 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through November 23, 2021, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13723733
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”), headquartered in New York City, is a financial services holding company. Ambac's subsidiaries include: Ambac Assurance Corporation and Ambac Assurance UK Limited, financial guarantee insurance companies currently in runoff; Everspan Indemnity Insurance Company and Everspan Insurance Company, specialty property & casualty program insurers; and Xchange Benefits, LLC and Xchange Affinity Underwriting Agency, LLC, property & casualty Managing General Underwriters. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. AFG’s and its subsidiaries’ (“Ambac”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) Ambac's inability to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements which would have a materially adverse effect on Ambac Assurance Corporation’s (“AAC”) financial condition and may lead to regulatory intervention; (3) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (4) increases to loss and loss expense reserves; (5) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (6) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from AAC and its subsidiaries or from transactions or opportunities apart from AAC and its subsidiaries, including new business initiatives relating to the specialty property and casualty program insurance business, the managing general agency/underwriting business, or related businesses; (7) potential of rehabilitation proceedings against AAC; (8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers, including an increased risk of loss on revenue bonds of distressed public finance issuers due to judicial decisions adverse to revenue bond holders; (9) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (10) insufficiency or unavailability of collateral to pay secured obligations; (11) credit risk throughout Ambac’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations and exposures to reinsurers; (12) the impact of catastrophic environmental or natural events, including catastrophic public health events like the COVID-19 pandemic, on significant portions of our insured and investment portfolios; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (15) risks associated with adverse selection as Ambac’s insured portfolio runs off; (16) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (17) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (18) Ambac may not be able to generate the significant amount of cash needed to service its debt and financial obligations, and may not be able to refinance its indebtedness; (19) restrictive covenants in agreements and instruments may impair Ambac’s ability to pursue or achieve its business strategies; (20) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (21) disagreements or disputes with Ambac's insurance regulators; (22) default by one or more of Ambac's portfolio investments, insured issuers or counterparties; (23) loss of control rights in transactions for which we provide insurance due to a finding that Ambac has defaulted; (24) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (25) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (26) adverse impacts from changes in prevailing interest rates; (27) our results of operation may be adversely affected by events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange; (28) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (29) factors that may negatively influence the amount of installment premiums paid to the Ambac; (30) market risks impacting assets in the Ambac’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (31) risks relating to determinations of amounts of impairments taken on investments; (32) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on Ambac’s business, operations, financial position, profitability or cash flows; (33) actions of stakeholders whose interests are not aligned with broader interests of the Ambac's stockholders; (34) system security risks, data protection breaches and cyber attacks; (35) changes in accounting principles or practices that may impact Ambac’s reported financial results; (36) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (37) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (38) Ambac’s financial position that may prompt departures of key employees and may impact the its ability to attract qualified executives and employees; (39) fluctuations in foreign currency exchange rates could adversely impact the insured portfolio in the event of loss reserves or claim payments denominated in a currency other than US dollars and the value of non-US dollar denominated securities in our investment portfolio; (40) disintermediation within the insurance industry or greater competition that negatively impacts our managing general agency/underwriting business; (41) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (42) greater competition for our specialty property & casualty program insurance business; and (43) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in millions, except share data)	September 30, 2021	June 30, 2021
Revenues:
Net premiums earned	$11	$11
Net investment income:
Securities available-for-sale and short-term	15	22
Other investments	6	20
Total net investment income	21	42
Net realized investment gains (losses)	3	(2)
Net gains (losses) on derivative contracts	5	(11)
Other income	8	7
Income on variable interest entities	3	2
Total revenues	51	49
Expenses:
Losses and loss expense (benefit)	(55)	(26)
Intangible amortization	11	14
Operating expenses	32	28
Interest expense	44	50
Total expenses	32	66
Pre-tax income (loss)	19	(18)
Provision for income taxes	2	11
Net income (loss)	$17	$(28)
Less: net (loss) gain attributable to noncontrolling interest	—	—
Net income (loss) attributable to common stockholders	$17	$(29)

Net income (loss) per basic share	$0.35	$(0.63)
Net income (loss) per diluted share	$0.35	$(0.63)

Weighted-average number of common shares outstanding:
Basic	46,615,552	46,576,673
Diluted	47,044,132	46,576,673

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Nine Months Ended September 30,
($ in millions, except share data)	2021	2020
Revenues:
Net premiums earned	$36	$36
Net investment income:
Securities available-for-sale and short-term	59	80
Other investments	53	(11)
Total net investment income	112	69
Net realized investment gains	4	20
Net gains (losses) on derivative contracts	19	(61)
Net realized gains on extinguishment of debt	33	—
Other income	19	2
Income on variable interest entities	5	3
Total revenues	229	68
Expenses:
Losses and loss expense (benefit)	(73)	216
Intangible amortization	44	41
Operating expenses	94	67
Interest expense	144	172
Total expenses	208	495
Pre-tax income (loss)	21	(427)
Provision (benefit) for income taxes	15	(5)
Net income (loss)	$6	$(423)
Less: net (loss) gain attributable to noncontrolling interest	(1)	—
Net income (loss) attributable to common stockholders	$5	$(423)

Net income (loss) per basic share	$(0.19)	$(9.16)
Net income (loss) per diluted share	$(0.19)	$(9.16)

Weighted-average number of common shares outstanding:
Basic	46,503,196	46,135,399
Diluted	46,503,196	46,135,399

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	September 30, 2021	June 30, 2021
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,660 and $2,114)	$1,797	$2,253
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $15 and $15)	15	$15
Short-term investments pledged as collateral, at fair value (amortized cost: $368 and $416)	368	416
Short-term investments, at fair value (amortized cost: $105 and $105)	105	105
Other investments (includes $656 and $650 at fair value)	663	657
Total investments (net of allowance for credit losses of $0 and $0)	2,948	3,447
Cash and cash equivalents	14	13
Restricted cash	6	17
Premiums receivable (net of allowance for credit losses of $10 and $11)	327	345
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	30	30
Deferred ceded premium	90	80
Subrogation recoverable	2,113	2,097
Derivative assets	78	82
Intangible assets	364	377
Other assets	114	121
Variable interest entity assets:
Fixed maturity securities, at fair value	3,317	3,315
Restricted cash	2	2
Loans, at fair value	2,784	2,943
Derivative assets	40	37
Other assets	1	2
Total assets	$12,228	$12,907
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$402	$421
Loss and loss expense reserves	1,565	1,641
Ceded premiums payable	33	33
Deferred taxes	28	29
Current taxes	2	3
Long-term debt	2,215	2,671
Accrued interest payable	555	532
Derivative liabilities	94	98
Other liabilities	108	102
Variable interest entity liabilities:
Long-term debt (includes $4,097 and $4,270 at fair value)	4,255	4,434
Derivative liabilities	1,830	1,800
Total liabilities	11,088	11,764
Redeemable noncontrolling interest	20	20
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 46,477,068 and 46,477,068	—	—
Additional paid-in capital	253	249
Accumulated other comprehensive income	64	87
Retained earnings	746	732
Treasury stock, shares at cost: 185,025 and 278,785	(3)	(5)
Total Ambac Financial Group, Inc. stockholders’ equity	1,061	1,063
Nonredeemable noncontrolling interest	60	60
Total stockholders’ equity	1,121	1,123
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$12,228	$12,907